Exhibit 99.1

Ventas Reports Nine Percent Increase in Third Quarter 2012 Normalized FFO to $0.96 Per Diluted Share

Same-Store Private Pay Seniors Housing Operating Assets NOI Increased Nearly Ten Percent and Occupancy Increases 300 Basis Points Year Over Year

GUIDANCE RAISED FOR FULL YEAR 2012 NORMALIZED FFO PER DILUTED SHARE TO $3.76 TO $3.78

CHICAGO--(BUSINESS WIRE)--October 26, 2012--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended September 30, 2012 increased approximately twelve percent to $284.9 million, from $255.1 million for the comparable 2011 period. Normalized FFO per diluted common share was $0.96 for the quarter ended September 30, 2012, a nine percent increase from $0.88 for the comparable 2011 period. Weighted average diluted shares outstanding for the period rose by two percent to 297.4 million, compared to 290.8 million in the third quarter of 2011.

“Ventas is thriving because of our diversified, high performing portfolio and disciplined execution of our investment and asset management strategy,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We achieved another quarter of outstanding results and have completed $1.7 billion in investments year to date. Our powerful business model and focused management team continue to deliver consistent strong growth in FFO and cash flow with a strong financial profile and well covered dividend. We are pleased to increase our full year earnings outlook.”

The third quarter’s growth is primarily due to the Company’s $1.7 billion year-to-date acquisitions, including its acquisition of Cogdell Spencer Inc. (“Cogdell”) and 16 private pay senior living communities from affiliates of Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). Additionally, Ventas benefited from excellent performance in the Company’s seniors housing operating communities managed by Sunrise and Atria Senior Living, Inc. (“Atria”); rental increases from the Company’s triple-net lease portfolio; and lower weighted average interest rates. These benefits were partially offset by increases in general and administrative expenses, higher debt balances, year-to-date asset sales and loan repayments, increases in the Sunrise management fee and an increase in weighted average diluted shares outstanding.

The Company also recognized a net gain of $17.0 million in the third quarter of 2012 from real estate activity, which gain is excluded from both normalized FFO and NAREIT FFO (as defined below).

Normalized FFO for the quarter ended September 30, 2012 excludes the net benefit (totaling $4.8 million, or $0.01 per diluted share) from income tax benefit and gain on extinguishment of debt, partially offset by merger-related expenses and deal costs (including integration costs), mark-to-market adjustment for derivatives and amortization of other intangibles. Normalized FFO for the quarter ended September 30, 2011 excluded the net benefit (totaling $9.2 million, or $0.03 per diluted share) from net litigation proceeds and income tax benefit, partially offset by merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, amortization of other intangibles and mark-to-market adjustment for derivatives.

Normalized FFO for the nine months ended September 30, 2012 was $826.6 million, or $2.82 per diluted common share, a 15 percent increase per diluted common share from $517.6 million, or $2.45 per diluted common share, for the comparable 2011 period. Normalized FFO for the nine months ended September 30, 2012 excludes the net expense (totaling $86.1 million, or $0.30 per diluted share) from loss on extinguishment of debt, merger-related expenses and deal costs (including integration costs), amortization of other intangibles and mark-to-market adjustment for derivatives, partially offset by income tax benefit.

Net income attributable to common stockholders for the quarter ended September 30, 2012 was $111.9 million, or $0.38 per diluted common share, including expense associated with discontinued operations of $3.4 million, compared with net income attributable to common stockholders for the quarter ended September 30, 2011 of $102.9 million, or $0.35 per diluted common share, including expense associated with discontinued operations of $0.2 million and net litigation proceeds of $85.3 million. This increase in net income attributable to common stockholders is primarily the result of the Company’s acquisitions, a net gain on real estate activity of $17.0 million, lower merger-related expenses and deal costs (including integration costs), a gain on extinguishment of debt and lower mark-to-market adjustment for derivatives, partially offset by higher general and administrative expenses and a lower income tax benefit in 2012.

Net income attributable to common stockholders for the nine months ended September 30, 2012 was $276.5 million, or $0.94 per diluted common share, including discontinued operations of $69.6 million, compared with net income attributable to common stockholders for the nine months ended September 30, 2011 of $171.5 million, or $0.81 per diluted common share, including discontinued operations of $2.0 million and net litigation proceeds of $85.3 million. This increase in net income attributable to common stockholders is primarily the result of the Company’s 2011 and 2012 acquisitions, a net gain on real estate activity of $95.8 million and lower merger-related expenses and deal costs (including integration costs), partially offset by higher general and administrative expenses, higher losses on extinguishment of debt and a lower income tax benefit in 2012.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended September 30, 2012 increased ten percent to $289.7 million, from $264.2 million in the comparable 2011 period. NAREIT FFO per diluted common share for the quarter ended September 30, 2012 increased seven percent to $0.97, from $0.91 in 2011. This increase is primarily due to the factors described above for net income excluding the net impact of gains on real estate activity.

NAREIT FFO for the nine months ended September 30, 2012 increased 59 percent to $740.6 million, from $465.8 million in the comparable 2011 period. NAREIT FFO per diluted common share for the nine months ended September 30, 2011 increased 14 percent to $2.52, from $2.21 in 2011. This increase is primarily due to the factors described above for net income excluding the net impact of gains on real estate activity.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

Third Quarter 2012 Total Portfolio NOI and Same-Store Occupancy Rise

At September 30, 2012, the Company’s seniors housing operating portfolio included 95 private pay seniors housing communities managed by Sunrise and 117 private pay seniors housing communities managed by Atria. Total occupancy in these 212 communities increased sequentially 140 basis points to 90.4 percent and Net Operating Income (“NOI”) totaled $100.2 million after management fees and $118.3 million before management fees.

One hundred ninety-four of these private pay seniors housing communities were owned by the Company for the full third quarters of 2012 and 2011 (“same-store”). Same-store NOI before management fees for these communities increased 9.7 percent to $108.6 million in the third quarter of 2012 versus $99.0 million in the third quarter of 2011. Same-store NOI after management fees increased by 6.3 percent, from $86.9 million in the third quarter of 2011 to $92.3 million in the third quarter of 2012.

Per unit occupancy in the same-store communities rose 300 basis points to 90.6 percent in the third quarter of 2012 compared to the third quarter of 2011.

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Investments and Dispositions

  Since July 1, 2012, Ventas invested $420 million in various assets, including 36 high-quality medical office buildings (“MOBs”) in which the Company had a noncontrolling interest prior to the acquisition. These MOBs are approximately 90 percent leased and 100 percent on-campus or affiliated with AA-rated hospital systems.
  The Company opened two 100 percent leased MOBs containing over 300,000 square feet.
  Since July 1, 2012, Ventas disposed of assets and received loan proceeds totaling approximately $87 million.

Liquidity, Ratings and Balance Sheet

  The Company issued and sold $275 million aggregate principal amount of 3.25 percent senior notes due 2022 in August 2012.
  On October 25, 2012, the Company closed a new $180 million unsecured term loan (the “Term Loan”) that has a five-year maturity and is currently priced at 120 basis points over LIBOR.
  During the quarter, the Company prepaid in full its $200 million unsecured term loan and repaid in full $73 million principal amount of the NHP 8.25 percent senior notes and $170 million in mortgage debt.
  The Company currently has approximately $1.6 billion of borrowing capacity available under its unsecured revolving credit facility and approximately $63 million in cash and cash equivalents.
  At September 30, 2012, the Company had $705 million of borrowings outstanding under its unsecured revolving credit facility, approximately $507 million of borrowings outstanding under its unsecured term loan facility, and $59 million of cash and cash equivalents.
  The Company’s debt to total capitalization at September 30, 2012 was approximately 29 percent.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at September 30, 2012 was 5.0x.

Portfolio & Additional Information

  In the third quarter, the Company paid a per share dividend of $0.62, which represents a normalized FFO payout ratio of 65 percent.
  Same-store cash NOI growth from continuing operations for the Company’s total portfolio (1,222 assets) was 3.5 percent in the third quarter of 2012 as compared to the third quarter of 2011. The comparable 2011 period included the benefit to NOI of the 3.75 percent temporary Sunrise management fee; assuming a six percent 2011 Sunrise management fee, the growth rate was 4.4 percent.
  The 197 skilled nursing facilities (“SNFs”) and long-term acute care hospitals (“LTACs”) master leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.0x for the trailing twelve-month period ended June 30, 2012 (the latest date available).
  Current aggregate annual rent for the 89 properties whose lease to Kindred expires on April 30, 2013 is $126 million, which the Company believes approximates market rent. Of those properties: Kindred has renewed or entered into a new lease with respect to 35 properties for aggregate annual rent commencing May 1, 2013 of $75 million; and the Company is continuing its comprehensive project to re-lease the remaining 54 properties to qualified healthcare operators.
  On July 27, 2012, the Centers for Medicare & Medicaid Services (“CMS”) issued a notice updating Medicare reimbursement rates for skilled nursing facilities (“SNFs”) effective October 1, 2012 (fiscal year 2013). The notice increases the Medicare PPS standard federal payment rate to SNFs by 1.8 percent in fiscal 2013.
  On August 31, 2012, CMS published its final rule updating Medicare reimbursement rates for long-term acute care hospitals (“LTACs”) for fiscal year 2013. The final rule increases the Medicare PPS standard federal payment rate to LTACs by 1.8 percent in fiscal 2013.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

GUIDANCE RAISED FOR 2012 NORMALIZED FFO PER DILUTED SHARE TO $3.76 TO $3.78

Ventas currently expects its 2012 normalized FFO per diluted share to range between $3.76 and $3.78, improving its previously announced 2012 guidance (which included the accretive acquisition of Cogdell and certain other acquisitions) of between $3.70 and $3.74 per diluted share. Updated guidance reflects stronger than expected portfolio performance. For the full year, Ventas expects weighted average diluted shares outstanding to be approximately 295 million. The Company now expects 2012 NOI for its total Sunrise- and Atria-managed seniors housing operating portfolio, including assets acquired in 2012, to be between $383 million and $385 million, including discontinued operations.

In its improved outlook, the Company has also assumed approximately $56 million in additional asset sales and/or loan repayments. There can be no assurance regarding the timing, terms or closing of any of these events.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions, that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the financial impact of contingent consideration.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

THIRD QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (617) 847-8706. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 14049568, beginning at approximately 12:00 p.m. Eastern Time and will be archived for 28 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,400 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2012; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in U.S. and Canadian currency exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the healthcare industry resulting in a change of control of one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers; and (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Assets
Real estate investments:
Land and improvements	$1,754,826	$1,744,752	$1,616,947	$1,614,847	$1,584,842
Buildings and improvements	16,552,534	16,181,392	15,329,730	15,337,919	15,289,744
Construction in progress	93,992	133,890	85,418	76,638	60,978
Acquired lease intangibles	965,500	920,116	799,136	800,858	821,613
	19,366,852	18,980,150	17,831,231	17,830,262	17,757,177
Accumulated depreciation and amortization	(2,447,175)	(2,256,197)	(2,084,212)	(1,916,530)	(1,761,135)
Net real estate property	16,919,677	16,723,953	15,747,019	15,913,732	15,996,042
Secured loans receivable, net	215,775	213,193	222,218	212,577	302,264
Investments in unconsolidated entities	90,992	104,636	106,086	105,303	119,322
Net real estate investments	17,226,444	17,041,782	16,075,323	16,231,612	16,417,628
Cash and cash equivalents	58,530	52,803	53,224	45,807	57,482
Escrow deposits and restricted cash	76,908	114,883	114,420	76,590	84,783
Deferred financing costs, net	25,426	25,750	26,601	26,669	12,424
Other assets	1,053,591	987,043	919,391	891,232	633,453
Total assets	$18,440,899	$18,222,261	$17,188,959	$17,271,910	$17,205,770

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$7,494,774	$7,204,727	$6,430,364	$6,429,116	$6,313,141
Accrued interest	56,326	47,842	58,041	37,694	65,985
Accounts payable and other liabilities	1,049,043	1,059,385	1,060,647	1,085,597	1,128,706
Deferred income taxes	265,116	271,066	271,408	260,722	274,852
Total liabilities	8,865,259	8,583,020	7,820,460	7,813,129	7,782,684

Redeemable OP unitholder interests	113,908	116,635	106,264	102,837	92,817

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	-	-	-	-	-
Common stock, $0.25 par value; 295,534, 295,370, 289,027, 288,823 and 287,962 shares issued at September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011, respectively	73,896	73,855	72,273	72,240	72,025
Capital in excess of par value	9,941,030	9,932,839	9,591,880	9,593,583	9,595,495
Accumulated other comprehensive income	23,626	21,404	23,926	22,062	19,237
Retained earnings (deficit)	(680,888)	(609,487)	(500,808)	(412,181)	(439,015)
Treasury stock, 0, 0, 10, 14 and 37 shares at September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011, respectively	-	-	(536)	(747)	(1,980)
Total Ventas stockholders' equity	9,357,664	9,418,611	9,186,735	9,274,957	9,245,762
Noncontrolling interest	104,068	103,995	75,500	80,987	84,507
Total equity	9,461,732	9,522,606	9,262,235	9,355,944	9,330,269
Total liabilities and equity	$18,440,899	$18,222,261	$17,188,959	$17,271,910	$17,205,770

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2012 and 2011
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2012	2011	2012	2011
Revenues:
Rental income:
Triple-net leased	$210,096	$203,209	$622,702	$433,980
Medical office buildings	100,814	58,159	253,890	106,153
	310,910	261,368	876,592	540,133
Resident fees and services	317,131	274,294	906,946	590,103
Medical office building and other services revenue	4,544	9,271	16,791	26,050
Income from loans and investments	9,035	10,072	25,223	24,548
Interest and other income	330	373	441	529
Total revenues	641,950	555,378	1,825,993	1,181,363

Expenses:
Interest	75,139	69,518	217,475	162,348
Depreciation and amortization	189,908	156,593	538,946	286,663
Property-level operating expenses:
Senior living	216,861	187,356	620,075	401,361
Medical office buildings	36,144	20,071	86,469	37,025
	253,005	207,427	706,544	438,386
Medical office building services costs	1,487	6,347	8,314	19,837
General, administrative and professional fees	26,872	20,624	75,779	51,010
(Gain) loss on extinguishment of debt	(1,194)	8,685	38,339	25,211
Litigation proceeds, net	-	(85,327)	-	(85,327)
Merger-related expenses and deal costs	4,917	69,350	49,566	131,606
Other	2,508	13,882	5,594	5,827
Total expenses	552,642	467,099	1,640,557	1,035,561
Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	89,308	88,279	185,436	145,802
Income (loss) from unconsolidated entities	17,074	182	17,905	(71)
Income tax benefit	8,886	13,732	2,727	23,039
Income from continuing operations	115,268	102,193	206,068	168,770
Discontinued operations	(3,447)	(209)	69,581	1,994
Net income	111,821	101,984	275,649	170,764
Net loss attributable to noncontrolling interest	(61)	(901)	(884)	(781)
Net income attributable to common stockholders	$111,882	$102,885	$276,533	$171,545

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.39	$0.36	$0.71	$0.81
Discontinued operations	(0.01)	(0.00)	0.24	0.01
Net income attributable to common stockholders	$0.38	$0.36	$0.95	$0.82
Diluted:
Income from continuing operations attributable to common stockholders	$0.39	$0.35	$0.70	$0.80
Discontinued operations	(0.01)	(0.00)	0.24	0.01
Net income attributable to common stockholders	$0.38	$0.35	$0.94	$0.81

Weighted average shares used in computing earnings per common share:
Basic	294,928	287,365	291,177	208,470
Diluted	297,407	290,794	293,622	210,850

Dividends declared per common share	$0.62	$0.4486	$1.86	$1.725

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2012 Quarters			2011 Quarters
	Third	Second	First	Fourth	Third

Revenues:
Rental income:
Triple-net leased	$210,096	$206,827	$205,779	$204,765	$203,209
Medical office buildings	100,814	89,111	63,965	60,008	58,159
	310,910	295,938	269,744	264,773	261,368
Resident fees and services	317,131	304,020	285,795	277,992	274,294
Medical office building and other services revenue	4,544	6,639	5,608	10,421	9,271
Income from loans and investments	9,035	8,152	8,036	9,867	10,072
Interest and other income	330	64	47	688	373
Total revenues	641,950	614,813	569,230	563,741	555,378

Expenses:
Interest	75,139	73,582	68,754	67,828	69,518
Depreciation and amortization	189,908	187,835	161,203	161,770	156,593
Property-level operating expenses:
Senior living	216,861	207,548	195,666	188,790	187,356
Medical office buildings	36,144	29,621	20,704	20,019	20,071
	253,005	237,169	216,370	208,809	207,427
Medical office building services costs	1,487	3,839	2,988	7,245	6,347
General, administrative and professional fees	26,872	26,710	22,197	23,527	20,624
(Gain) loss on extinguishment of debt	(1,194)	9,989	29,544	2,393	8,685
Litigation proceeds, net	-	-	-	(116,932)	(85,327)
Merger-related expenses and deal costs	4,917	36,668	7,981	22,317	69,350
Other	2,508	1,510	1,576	1,443	13,882
Total expenses	552,642	577,302	510,613	378,400	467,099
Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	89,308	37,511	58,617	185,341	88,279
Income from unconsolidated entities	17,074	514	317	19	182
Income tax benefit (expense)	8,886	5,179	(11,338)	7,622	13,732
Income from continuing operations	115,268	43,204	47,596	192,982	102,193
Discontinued operations	(3,447)	30,532	42,496	(485)	(209)
Net income	111,821	73,736	90,092	192,497	101,984
Net loss attributable to noncontrolling interest	(61)	(289)	(534)	(451)	(901)
Net income attributable to common stockholders	$111,882	$74,025	$90,626	$192,948	$102,885

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.39	$0.15	$0.16	$0.67	$0.36
Discontinued operations	(0.01)	0.11	0.15	(0.00)	(0.00)
Net income attributable to common stockholders	$0.38	$0.26	$0.31	$0.67	$0.36
Diluted:
Income from continuing operations attributable to common stockholders	$0.39	$0.15	$0.16	$0.66	$0.35
Discontinued operations	(0.01)	0.10	0.15	(0.00)	(0.00)
Net income attributable to common stockholders	$0.38	$0.25	$0.31	$0.66	$0.35

Weighted average shares used in computing earnings per common share:
Basic	294,928	290,170	288,375	287,793	287,365
Diluted	297,407	292,592	290,813	290,607	290,794

Dividends declared per common share	$0.62	$0.62	$0.62	$0.575	$0.4486

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2012 and 2011
(In thousands)

	2012	2011
Cash flows from operating activities:
Net income	$275,649	$170,764
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	563,027	293,541
Amortization of deferred revenue and lease intangibles, net	(12,965)	(7,458)
Other non-cash amortization	(31,326)	(5,429)
Change in fair value of financial instruments	151	2,898
Stock-based compensation	16,529	13,596
Straight-lining of rental income, net	(16,712)	(9,254)
Loss on extinguishment of debt	38,339	25,211
Gain on real estate dispositions, net	(79,148)	-
Loss (gain) on real estate loan investments	559	(3,255)
Gain on sale of marketable securities	-	(733)
Income tax benefit (including amounts in discontinued operations)	(2,731)	(23,310)
(Income) loss from unconsolidated entities	(1,260)	71
Gain on re-measurement of equity interest upon acquisition, net	(16,645)	-
Other	6,321	2,004
Changes in operating assets and liabilities:
Increase in other assets	(11,930)	(27,009)
Increase in accrued interest	18,730	19,141
Decrease in accounts payable and other liabilities	(37,269)	(6,877)
Net cash provided by operating activities	709,319	443,901
Cash flows from investing activities:
Net investment in real estate property	(1,154,912)	(344,687)
Purchase of noncontrolling interest	(3,934)	(3,319)
Investment in loans receivable	(30,523)	(619,859)
Proceeds from real estate disposals	75,145	14,961
Proceeds from loans receivable	34,817	138,934
Proceeds from sale of marketable securities	-	23,050
Development project expenditures	(90,119)	(23,233)
Capital expenditures	(42,270)	(28,658)
Other	(2,110)	(113)
Net cash used in investing activities	(1,213,906)	(842,924)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	248,921	434,000
Proceeds from debt	1,568,382	957,753
Repayment of debt	(1,103,000)	(895,043)
Payment of deferred financing costs	(4,257)	(1,898)
Issuance of common stock, net	342,469	299,926
Cash distribution to common stockholders	(545,240)	(354,932)
Cash distribution to redeemable OP unitholders	(3,358)	(4,038)
Purchases of redeemable OP units	(1,760)	-
Distributions to noncontrolling interest	(4,035)	(1,997)
Other	19,130	1,019
Net cash provided by financing activities	517,252	434,790
Net increase in cash and cash equivalents	12,665	35,767
Effect of foreign currency translation on cash and cash equivalents	58	(97)
Cash and cash equivalents at beginning of period	45,807	21,812
Cash and cash equivalents at end of period	$58,530	$57,482

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$497,755	$11,034,620
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	(134,003)	-
Other assets acquired	99,889	431,679
Debt assumed	367,902	3,508,226
Other liabilities	60,684	992,122
Deferred income tax liability	4,299	43,889
Redeemable OP unitholder interests	-	100,430
Noncontrolling interests	26,430	83,702
Equity issued	4,326	6,737,930

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	2012 Quarters			2011 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$111,821	$73,736	$90,092	$192,497	$101,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	196,622	201,769	164,636	166,163	161,027
Amortization of deferred revenue and lease intangibles, net	(4,136)	(3,669)	(5,160)	(4,701)	(5,908)
Other non-cash amortization	(10,141)	(11,077)	(10,108)	(7,734)	(8,568)
Change in fair value of financial instruments	58	60	33	61	11,785
Stock-based compensation	5,443	6,252	4,834	5,750	5,228
Straight-lining of rental income, net	(6,242)	(5,580)	(4,890)	(5,631)	(5,505)
(Gain) loss on extinguishment of debt	(1,194)	9,989	29,544	2,393	8,685
Gain on real estate dispositions, net	(357)	(38,558)	(40,233)	-	-
Loss on real estate loan investments	-	-	559	-	-
Income tax (benefit) expense (including amounts in discontinued operations)	(8,870)	(5,166)	11,305	(7,827)	(13,906)
Income from unconsolidated entities	(429)	(514)	(317)	(19)	(182)
Gain on re-measurement of equity interest upon acquisition, net	(16,645)	-	-	-	-
Other	424	2,848	3,049	2,442	1,315
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(12,791)	(414)	1,275	27,433	(17,069)
Increase (decrease) in accrued interest	8,471	(10,193)	20,452	(28,291)	15,133
(Decrease) increase in accounts payable and other liabilities	(13,524)	(3,635)	(20,110)	(13,240)	3,582
Net cash provided by operating activities	248,510	215,848	244,961	329,296	257,601
Cash flows from investing activities:
Net investment in real estate property	(255,508)	(898,904)	(500)	(186,918)	(80,223)
Purchase of noncontrolling interest	-	(3,934)	-	-	-
Investment in loans receivable	(3,263)	(4,787)	(22,473)	(8,274)	(6,934)
Proceeds from real estate disposals	66,298	-	8,847	5,657	14,961
Proceeds from loans receivable	1,594	15,979	17,244	81,245	6,571
Development project expenditures	(29,558)	(29,287)	(31,274)	(24,358)	(17,546)
Capital expenditures	(18,458)	(13,793)	(10,019)	(21,815)	(15,109)
Other	40	(13)	(2,137)	(52)	(38)
Net cash used in investing activities	(238,855)	(934,739)	(40,312)	(154,515)	(98,318)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	337,575	293,744	(382,398)	103,452	334,500
Proceeds from debt	299,067	601,985	667,330	385,887	253,642
Repayment of debt	(457,278)	(346,921)	(298,801)	(493,919)	(557,616)
Payment of deferred financing costs	(1,277)	(1,187)	(1,793)	(18,142)	(535)
Issuance of common stock, net	-	342,469	-	(79)	-
Cash distribution to common stockholders	(183,283)	(182,704)	(179,253)	(166,114)	(152,983)
Cash distribution to redeemable OP unitholders	(1,117)	(1,129)	(1,112)	1,679	(4,038)
Purchases of redeemable OP units	(1,149)	(378)	(233)	(185)	-
Distributions to noncontrolling interest	(1,128)	(1,315)	(1,592)	(559)	(1,381)
Other	4,621	13,944	565	1,472	106
Net cash (used in) provided by financing activities	(3,969)	718,508	(197,287)	(186,508)	(128,305)
Net increase (decrease) in cash and cash equivalents	5,686	(383)	7,362	(11,727)	30,978
Effect of foreign currency translation on cash and cash equivalents	40	(37)	55	52	(198)
Cash and cash equivalents at beginning of period	52,804	53,224	45,807	57,482	26,702
Cash and cash equivalents at end of period	$58,530	$52,804	$53,224	$45,807	$57,482

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$132,872	$310,002	$54,881	$(61,527)	$7,893,696
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	-	(96,204)	(37,799)	-	-
Other assets acquired	18,380	86,635	(5,126)	162,497	320,957
Debt assumed	117,539	232,629	17,734	142,863	1,886,585
Other liabilities	34,045	33,628	(6,989)	(39,843)	791,160
Deferred income tax liability	(1,596)	5,895	-	-	(4,198)
Redeemable OP unitholder interests	-	-	-	458	100,430
Noncontrolling interests	1,264	28,281	(3,115)	(2,510)	83,702
Equity issued	-	-	4,326	2	5,356,974

QUARTERLY FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(In thousands, except per share amounts)

	2012 Quarters			2011 Quarters
	Third	Second	First	Fourth	Third

Net income attributable to common stockholders	$111,882	$74,025	$90,626	$192,948	$102,885
Adjustments:
Depreciation and amortization on real estate assets	188,656	186,834	160,301	161,136	155,969
Depreciation on real estate assets related to noncontrolling interest	(2,221)	(2,336)	(1,511)	(1,744)	(1,313)
Depreciation on real estate assets related to unconsolidated entities	1,700	2,131	2,175	2,339	2,247
Gain on re-measurement of equity interest upon acquisition, net	(16,645)	-	-	-	-
Discontinued operations:
Gain on real estate dispositions, net	(357)	(38,558)	(40,233)	-	-
Depreciation and amortization on real estate assets	6,714	13,934	3,433	4,393	4,434
FFO	289,729	236,030	214,791	359,072	264,222
Merger-related expenses and deal costs	4,917	36,668	7,981	22,317	69,350
Litigation proceeds, net	-	-	-	(116,932)	(85,327)
(Gain) loss on extinguishment of debt	(1,194)	9,989	29,544	2,393	8,685
Income tax (benefit) expense	(8,870)	(5,166)	11,305	(7,827)	(13,904)
Change in fair value of financial instruments	58	60	33	61	11,785
Amortization of other intangibles	256	255	256	255	256
Normalized FFO	$284,896	$277,836	$263,910	$259,339	$255,067

Per diluted share (1):
Net income attributable to common stockholders	$0.38	$0.25	$0.31	$0.66	$0.35
Adjustments:
Depreciation and amortization on real estate assets	0.63	0.64	0.55	0.55	0.54
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.00)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01	0.01	0.01	0.01
Gain on re-measurement of equity interest upon acquisition, net	(0.06)	-	-	-	-
Discontinued operations:
Gain on real estate dispositions, net	(0.00)	(0.13)	(0.14)	-	-
Depreciation and amortization on real estate assets	0.02	0.05	0.01	0.02	0.02
FFO	0.97	0.81	0.74	1.24	0.91
Merger-related expenses and deal costs	0.02	0.13	0.03	0.08	0.24
Litigation proceeds, net	-	-	-	(0.40)	(0.29)
(Gain) loss on extinguishment of debt	(0.00)	0.03	0.10	0.01	0.03
Income tax (benefit) expense	(0.03)	(0.02)	0.04	(0.03)	(0.05)
Change in fair value of financial instruments	0.00	0.00	0.00	0.00	0.04
Amortization of other intangibles	0.00	0.00	0.00	0.00	0.00
Normalized FFO	$0.96	$0.95	$0.91	$0.89	$0.88

(1) Per share amounts may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding net gains from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) net gains on real estate activity, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, Inc., (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the financial impact of contingent consideration, (g) charitable donations made to the Ventas Charitable Foundation, and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2012

The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2012:

	UPDATED GUIDANCE			PRIOR GUIDANCE
	For the Year			For the Year
	Ending			Ending
	December 31, 2012			December 31, 2012
Net income attributable to common stockholders	$1.19	-	$1.31	$1.08	-	$1.28
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain on real estate activity, net	2.23	-	2.20	2.26	-	2.18
FFO	3.42	-	3.51	3.34	-	3.46
Adjustments:
Income tax benefit/expense, gain/loss on extinguishment of debt, amortization of intangibles, merger-related expenses, integration expenses and deal costs and other	0.34	-	0.27	0.36	-	0.28
Normalized FFO	$3.76	-	$3.78	$3.70	-	$3.74

Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2012, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gain on extinguishment of debt, merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$111,882
Pro forma adjustments for current period investments, capital transactions and dispositions	(1,967)
Pro forma net income for the three months ended September 30, 2012	109,915
Add back:
Pro forma interest (including discontinued operations)	75,372
Pro forma depreciation and amortization (including discontinued operations)	199,030
Stock-based compensation	5,443
Gain on extinguishment of debt	(1,194)
Gain on real estate dispositions, net	(357)
Gain on re-measurement of equity interest upon acquisition, net	(16,645)
Income tax benefit (including discontinued operations)	(8,870)
Change in fair value of financial instruments	58
Other taxes	1,006
Merger-related expenses and deal costs	4,917
Adjusted Pro Forma EBITDA	$368,675
Adjusted Pro Forma EBITDA annualized	$1,474,700

As of September 30, 2012:
Debt	$7,494,774
Cash, including cash escrows pertaining to debt	(74,392)
Net debt	$7,420,382

Net debt to Adjusted Pro Forma EBITDA	5.0	x

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Nine Months
	Ended September 30,
	2012	2011

Net income attributable to common stockholders	$276,533	$171,545
Adjustments:
Depreciation and amortization on real estate assets	535,791	284,870
Depreciation on real estate assets related to noncontrolling interest	(6,068)	(1,727)
Depreciation on real estate assets related to unconsolidated entities	6,006	4,213
Gain on re-measurement of equity interest upon acquisition, net	(16,645)	-
Discontinued operations:
Gain on real estate dispositions, net	(79,148)	-
Depreciation and amortization on real estate assets	24,081	6,878
FFO	740,550	465,779
Merger-related expenses and deal costs	49,566	131,606
Litigation proceeds, net	-	(85,327)
Loss on extinguishment of debt	38,339	25,211
Income tax benefit	(2,731)	(23,310)
Change in fair value of financial instruments	151	2,898
Amortization of other intangibles	767	767
Normalized FFO	$826,642	$517,624

Per diluted share (1):
Net income attributable to common stockholders	$0.94	$0.81
Adjustments:
Depreciation and amortization on real estate assets	1.82	1.35
Depreciation on real estate assets related to noncontrolling interest	(0.02)	(0.01)
Depreciation on real estate assets related to unconsolidated entities	0.02	0.02
Gain on re-measurement of equity interest upon acquisition, net	(0.06)	-
Discontinued operations:
Gain on real estate dispositions, net	(0.27)	-
Depreciation and amortization on real estate assets	0.08	0.03
FFO	2.52	2.21
Merger-related expenses and deal costs	0.17	0.62
Litigation proceeds, net	-	(0.40)
Loss on extinguishment of debt	0.13	0.12
Income tax expense benefit	(0.01)	(0.11)
Change in fair value of financial instruments	0.00	0.01
Amortization of other intangibles	0.00	0.00
Normalized FFO	$2.82	$2.45

(1) Per share amounts may not add due to rounding.

Non-GAAP Financial Measures Reconciliation
NOI Reconciliation by Segment
(In thousands)

	2012 Quarters			2011 Quarters
	Third	Second	First	Fourth	Third
Revenues

Triple-Net
Triple-Net Rental Income	$210,096	$206,827	$205,779	$204,765	$203,209

Medical Office Buildings
Medical Office - Stabilized	92,458	80,335	56,251	53,826	51,992
Medical Office - Lease up	8,356	8,775	7,714	6,182	6,167
Total Medical Office Buildings - Rental Income	100,814	89,110	63,965	60,008	58,159
Total Rental Income	310,910	295,937	269,744	264,773	261,368

Medical Office Building Services Revenue	3,434	5,529	4,499	9,313	8,162
Total Medical Office Buildings - Revenue	104,248	94,639	68,464	69,321	66,321

Triple-Net Services Revenue	1,110	1,110	1,109	1,108	1,109
Total Medical Office Building and Other Services Revenue	4,544	6,639	5,608	10,421	9,271

Seniors Housing Operating
Seniors Housing - Stabilized	296,508	283,214	271,396	264,860	265,649
Seniors Housing - Lease up	19,311	19,491	13,078	11,866	7,410
Seniors Housing - Other	1,312	1,315	1,321	1,266	1,235
Total Resident Fees and Services	317,131	304,020	285,795	277,992	274,294

Non-Segment Income from Loans and Investments	9,035	8,152	8,036	9,867	10,072
Total Revenues, excluding Interest and Other Income	641,620	614,748	569,183	563,053	555,005

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	32,981	26,401	17,845	17,649	17,645
Medical Office - Lease up	3,163	3,220	2,859	2,370	2,426
Total Medical Office Buildings	36,144	29,621	20,704	20,019	20,071

Seniors Housing Operating
Seniors Housing - Stabilized	202,045	192,640	184,748	177,890	179,983
Seniors Housing - Lease up	13,631	13,786	9,795	9,803	6,218
Seniors Housing - Other	1,185	1,122	1,123	1,097	1,155
Total Seniors Housing	216,861	207,548	195,666	188,790	187,356
Total Property-Level Operating Expenses	253,005	237,169	216,370	208,809	207,427

Medical Office Building Services Costs	1,487	3,839	2,988	7,245	6,347

Net Operating Income

Triple-Net
Triple-Net Properties	210,096	206,827	205,779	204,765	203,209
Triple-Net Services Revenue	1,110	1,110	1,109	1,108	1,109
Total Triple-Net	211,206	207,937	206,888	205,873	204,318

Medical Office Buildings
Medical Office - Stabilized	59,477	53,934	38,406	36,177	34,347
Medical Office - Lease up	5,193	5,555	4,855	3,812	3,741
Medical Office Buildings Services	1,947	1,690	1,511	2,068	1,815
Total Medical Office Buildings	66,617	61,179	44,772	42,057	39,903

Seniors Housing Operating
Seniors Housing - Stabilized	94,463	90,574	86,648	86,970	85,666
Seniors Housing - Lease up	5,680	5,705	3,283	2,063	1,192
Seniors Housing - Other	127	193	198	169	80
Total Seniors Housing	100,270	96,472	90,129	89,202	86,938
Non-Segment	9,035	8,152	8,036	9,867	10,072
Net Operating Income	$387,128	$373,740	$349,825	$346,999	$341,231

Note: Amounts above are adjusted to exclude discontinued operations for all periods presented.

Non-GAAP Financial Measures Reconciliation
Same-Store NOI Reconciliation
(Dollars in thousands)

	For the Three Months Ended
	September 30,
	2012	2011

Net Operating Income	$387,128	$341,231

Less:
NOI Not Included in Same-Store	49,335	13,037
Straight-Lining of Rental Income	4,270	5,412
Non-Cash Rental Income	4,299	4,764
	57,904	23,213

Same-Store Cash NOI	$329,224	$318,018

Percentage Increase		3.5%

Same-Store Cash NOI	$329,224	$318,018
Pro Forma NOI with Management Fee Adjustment	-	(2,646)

Same-Store NOI with Management Fee Adjustment	$329,224	$315,372

Percentage Increase		4.4%

The Company believes that NOI and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations).

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CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS